UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

HERE MEDIA INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-53690	26-3962587
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard Penthouse Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 806-4288

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2010, Here Media Inc. (“Company”) borrowed $350,000 from Stephen P. Jarchow, Chairman of the Board of the Company, in his individual capacity and executed an unsecured promissory note (the “Note”) in favor of Mr. Jarchow setting forth the terms of the Company’s obligations with respect to such borrowing. The Note bears interest at the rate of 10% per annum. Principal and interest on the Note are payable monthly beginning on May 3, 2010 with the final payment becoming due on or before July 1, 2010. The Note provides for prepayment in certain events, including receipt by the Company of payments on certain customer accounts .

The foregoing summary does not describe all of the terms of the Note.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2010

HERE MEDIA INC.

By: /s/ Paul A. Colichman
Name: Paul A. Colichman
Title: Chief Executive Officer and President